UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 14, 2007

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)	Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS    230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.02 Results of Operations and Financial Condition

On May 9, 2007, KEMET Corporation issued a News Release announcing consolidated financial results for the quarter and fiscal year ending March 31, 2007.

A copy of this News Release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)          Not applicable.

(b)         Not applicable.

(c)          Effective May 8, 2007, the Board of Directors of KEMET Corporation (the “Company”) approved certain additions and modifications to the compensation plan of its Chief Executive Officer, Per-Olof Loof. These additions and modifications are as follows:

a.               The annual base salary for the fiscal year ending March 31, 2008 (“FY2008”) is established at     $585,000.

b.              An annual bonus plan based upon the achievement of certain target financial metrics for FY 2008 has been established. Mr. Loof has the potential to receive a bonus of up to 100% of his annual base salary (the “Target Bonus”), which is subject to a multiplier equal to 2.0 times the Target Bonus, in each case if the target financial metrics are met or are exceeded by defined parameters. (The maximum bonus payable for FY2008 is, therefore, 2.0 times Mr. Loof’s annual base salary.)

Effective May 8, 2007, the Board of Directors of the Company approved the annual bonus payment in the amount of $1,104,000 applicable to FY2007 and the issuance of 50,000 shares of restricted stock of the Company based on the achievement of previously established financial metrics.

Effective May 8, 2007, the Board of Directors of the Company approved certain additions and modifications to the compensations plans for its other executive officers. These additions and modifications are as follows:

a.               The annual base salary for FY2008 is established as follows:

i.                  David E. Gable, Senior Vice President and Chief Financial Officer:  $286,500

ii.               Dennis R. Constantine, Senior Vice President and Chief of Staff:  $324,000 (no change)

iii.            J. Kelly Vogt, Senior Vice President, Marketing and Sales:  $273,800

iv.           Larry C. McAdams, Vice President, Human Resources:  $225,000

b.              An annual bonus plan based upon the achievement of certain target financial metrics for FY2008 has been established. Each executive officer has the potential to receive a bonus of between 40% and 60% of his annual base salary (the “Executive Officer Target Bonus”), which is subject to a multiplier equal to 2.0 times the Executive Officer Target Bonus, in each case if the target financial metrics are met or exceeded by defined parameters. (The maximum bonus payable for FY2008 will vary by position, and will range from 0.8 times annual base salary to 1.2 times annual base salary.)

Effective May 8, 2007, the Board of Directors of the Company approved annual bonus payments in the amount of $388,800, $270,300, $247,760 and $168,714 for Messrs. Constantine, Gable, Vogt and McAdams, respectively, which were applicable to FY2007 based on the achievement of previously established financial metrics.

Item 9.01 Financial Statements and Exhibits

(a)              Not applicable

(b)             Not applicable

(d)             Exhibits

99.1       News Release, dated May 9, 2007 issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2007	KEMET Corporation

/s/ David E. Gable
David E. Gable
Senior Vice President and
Chief Financial Officer